UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2019 (May 2, 2019)

REGENERON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

000-19034	13-3444607
(Commission File Number)	(I.R.S. Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York	10591-6707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 847-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock – par value $0.001 per share	REGN	NASDAQ Global Select Market

Item 1.01.	Entry into a Material Definitive Agreement.

On May 2, 2019, Regeneron Pharmaceuticals, Inc. (“Regeneron” or the “Company”) and/or certain of its subsidiaries amended and restated (i) the Participation Agreement, dated as of March 3, 2017 (the “Original Participation Agreement” and, as so amended and restated, the “A&R Participation Agreement”), with Bank of America, N.A., as administrative agent, BA Leasing BSC, LLC, as lessor (in such capacity, the “Lessor”), and a syndicate of lenders (collectively with the Lessor, the “Participants”) and (ii) certain other related agreements that were previously entered into in March 2017 (collectively, the “Original Agreements”). The Original Agreements provided for lease financing in connection with the acquisition by the Lessor of Regeneron’s corporate headquarters and other rentable area consisting of approximately 170 acres of predominately office buildings and laboratory space located in the towns of Mount Pleasant and Greenburgh, New York (the “Facility”) and the lease of the Facility by Old Saw Mill Holdings LLC (the “Lessee”), a wholly owned subsidiary of Regeneron, from the Lessor for a five-year term.

As described in greater detail below, the Original Agreements were amended and restated (as so amended and restated, collectively, the “A&R Agreements”), among other things, in order to revise certain covenants, representations and warranties, and events of default to be substantially similar to those set forth in the Credit Agreement, dated as of December 14, 2018 (the “Credit Agreement”), by and among Regeneron, as a borrower and guarantor, certain subsidiaries of Regeneron party thereto as subsidiary borrowers, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto from time to time. The Company’s entry into the Credit Agreement was previously reported in its Current Report on Form 8-K filed with the United States Securities and Exchange Commission on December 17, 2018. The A&R Agreements did not change the maturity date of the advances under the A&R Participation Agreement or the end of the term of the A&R Lease (as defined below). The interest or yield that is payable to the Participants on their outstanding advances under the A&R Participation Agreement also remains unchanged under the A&R Agreements.

A&R Participation Agreement

On May 2, 2019, the Lessee entered into the A&R Participation Agreement by and among the Lessee, Bank of America, N.A., as administrative agent, the Lessor, and the other Participants. The A&R Participation Agreement governs the $720 million lease financing that was previously advanced by the Participants in March 2017 to finance the purchase price for the Facility and to reimburse the Company for certain payments previously made by it.

A&R Lease

On May 2, 2019, the Lessee also entered into an Amended and Restated Lease and Remedies Agreement (the “A&R Lease”) with the Lessor, which amends and restates the lease of the Facility and certain related assets previously entered into in March 2017 by the Lessee and the Lessor. Pursuant to the A&R Lease, the Lessee continues to grant a security interest in certain of its assets and rights to secure certain obligations under the A&R Agreements and certain related documents. The A&R Lease continues to be a triple-net lease requiring the Lessee, among other things, to pay during the term of the A&R Lease all maintenance, insurance, taxes, and other costs arising out of the use of the Facility (which are offset in part by payments received by the Lessee from third-party tenants to whom certain parts of the Facility are subleased from the Lessee). The A&R Lease also continues to require that the Lessee make monthly payments of basic rent during the remaining term of the A&R Lease in an amount equal to the interest and yield payable to the Participants on their outstanding advances under the A&R Participation Agreement. Such advances accrue interest or yield, as applicable, at a variable rate per annum based on the one-month London Interbank Offered Rate, plus an applicable margin that varies with the Company’s debt rating and total leverage ratio.

A&R Guaranty

The Company and its wholly owned subsidiaries Regeneron Healthcare Solutions, Inc. and Regeneron Genetics Center LLC, on a joint and several basis, continue to guarantee all of the Lessee’s obligations under the A&R Participation Agreement, the A&R Lease, and certain related documents pursuant to an Amended and Restated Guaranty, dated as of May 2, 2019 (the “A&R Guaranty”), made by the Company and such subsidiaries, as guarantors.

Financial and Operating Covenants; Other Terms

The A&R Agreements contain financial and operating covenants, which are substantially similar to the covenants set forth in the Credit Agreement, except for such matters specifically relating to the Facility or the lease financing nature of the transactions contemplated by the A&R Participation Agreement. Financial covenants include a maximum total leverage ratio and a minimum interest expense coverage ratio. Operating covenants include, among other things, limitations on (i) the incurrence of indebtedness by the Company’s subsidiaries, (ii) liens on assets of the Company and its subsidiaries and liens on the Facility, (iii) certain fundamental changes and the disposition of assets by the Company and its subsidiaries, (iv) entering into affiliate transactions, and (v) the payment of dividends, distributions, and certain other restricted payments in respect of the capital stock of the Company and its subsidiaries (the “Restricted Payments Covenant”). Similar to the Credit Agreement, the Restricted Payments Covenant allows the Company, so long as no event of default exists, to make payments that would otherwise be restricted if at the time of the making of any such payment and immediately thereafter it meets a specified total leverage ratio requirement. The A&R Agreements contain other customary covenants, representations and warranties, and events of default. The A&R Lease also continues to include certain early termination events relating to the occurrence of certain material events of loss or material environmental events relating to the Facility.

Maturity Date; Extension Option; Termination

March 3, 2022 continues to be the maturity date for the advances under the A&R Participation Agreement and the end of the term of the A&R Lease, at which time all amounts outstanding under the A&R Agreements will become due and payable in full. The A&R Participation Agreement and the A&R Lease continue to include an option for the Lessee to elect to extend the maturity date of the A&R Participation Agreement and the term of the A&R Lease for an additional five-year period, subject to the consent of all the Participants and certain other conditions. The Lessee also continues to have the option prior to the end of the term of the A&R Lease to (a) purchase the Facility by paying an amount equal to the outstanding principal amount of the Participants’ advances under the A&R Participation Agreement, all accrued and unpaid interest and yield thereon, and all other outstanding amounts under the A&R Agreements and certain related documents or (b) sell the Facility to a third party on behalf of the Lessor, in each case, subject to certain terms and conditions set forth in the A&R Participation Agreement and the A&R Lease. Outstanding advances under the A&R Participation Agreement and outstanding obligations under the A&R Lease may be prepaid at any time without premium or penalty, subject to customary breakage costs.

* * *

The foregoing description of the A&R Participation Agreement, the A&R Lease, and the A&R Guaranty is qualified in its entirety by reference to the full text of such agreements, which are attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 2, 2019, the Company and certain of its subsidiaries, as applicable, entered into the A&R Participation Agreement, the A&R Lease, and the A&R Guaranty described under Item 1.01 above, which amend and restate the Original Agreements relating to the lease financing for the Facility that were previously entered into in March 2017. The description of the A&R Agreements set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1

Amended and Restated Participation Agreement, dated as of May 2, 2019, by and among Old Saw Mill Holdings LLC, as lessee; Bank of America, N.A., as administrative agent; BA Leasing BSC, LLC, as lessor; and the lenders party thereto from time to time.

10.2	Amended and Restated Lease and Remedies Agreement, dated as of May 2, 2019, between Old Saw Mill Holdings LLC, as lessee, and BA Leasing BSC, LLC, as lessor.

10.3	Amended and Restated Guaranty, dated as of May 2, 2019, made by Regeneron Pharmaceuticals, Inc., Regeneron Healthcare Solutions, Inc., and Regeneron Genetics Center LLC, as guarantors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.

/s/ Joseph J. LaRosa
Joseph J. LaRosa
Executive Vice President, General Counsel and Secretary

Date: May 3, 2019

EXHIBIT INDEX

Number	Description

10.1

Amended and Restated Participation Agreement, dated as of May 2, 2019, by and among Old Saw Mill Holdings LLC, as lessee; Bank of America, N.A., as administrative agent; BA Leasing BSC, LLC, as lessor; and the lenders party thereto from time to time.

10.2	Amended and Restated Lease and Remedies Agreement, dated as of May 2, 2019, between Old Saw Mill Holdings LLC, as lessee, and BA Leasing BSC, LLC, as lessor.
10.3	Amended and Restated Guaranty, dated as of May 2, 2019, made by Regeneron Pharmaceuticals, Inc., Regeneron Healthcare Solutions, Inc., and Regeneron Genetics Center LLC, as guarantors.